Exhibit (h)(1)(D)

aMENDMENT NO. 12 TO ADMINISTRATION, BOOKKEEPING AND
PRICING SERVICES AGREEMENT

This Amendment No. 12, dated as of September 7, 2018, (the "Amendment"), is to the Administration, Bookkeeping and Pricing Services Agreement dated June 28, 2011 by and between Centre Funds (the "Trust"), a Delaware statutory trust, and ALPS Fund Services, Inc. ("ALPS"), a Colorado corporation (the “Agreement”).

WHEREAS, the Trust and ALPS wish to amend the Agreement as set forth below; and

WHEREAS, such Amendment shall be effective as of September 7, 2018.

NOW, THEREFORE, the parties hereto agree as follows:

1. APPENDIX B (SERVICES) of the Agreement is deleted in its entirety and replaced with the AMENDED AND RESTATED APPENDIX B (SERVICES) attached hereto.

2. Except as specifically set forth herein, all other provisions of the Agreement, as amended to date, shall remain in full force and effect. Any items not herein defined shall have the meaning ascribed to them in the Agreement.

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Exhibit (h)(1)(D)

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the day and year first above written.

CENTRE FUNDS

By:	/s/ James Abate
Name: James Abate
Title: President

ALPS FUND SERVICES, INC.

By:	/s/ Jeremy O. May
Name: Jeremy O. May
Title: President

Exhibit (h)(1)(D)

 AMENDED AND RESTATED APPENDIX B

SERVICES

The below services to be performed by ALPS are included in the compensation noted on Appendix B.

Fund Administration

●	Prepare annual and semi-annual financial statements

○	coordinate standard layout and printing

●	Prepare and file Forms N-CEN, N-CSR, N-Q and 24f-2

●	Host annual audits and SEC exams

●	Provide monthly investment restriction compliance monitoring support and reporting

●	Calculate monthly SEC standardized total return performance figures

●	Prepare required reports for quarterly Board meetings

●	Monitor expense ratios

●	Maintain budget vs. actual expenses

●	Manage fund invoice approval and bill payment process

●	Maintain and coordinate Blue Sky registration

●	Assist with placement of Fidelity Bond and E&O insurance

●	Coordinate reporting to outside agencies including Morningstar, etc.

Fund Accounting

●	Calculate daily or weekly NAVs

●	Transmit NAVs to NASDAQ, Transfer Agent and other third parties

●	Compute yields, expense ratios, portfolio turnover rates, etc.

●	Reconcile cash and investment balances with the Custodian

●	Support preparation of financial statements

●	Prepare required Fund Accounting records in accordance with the 1940 Act

●	Obtain security valuations from appropriate sources consistent with the Trust’s pricing and valuation policies

●	AVA: Portfolio Data Access

Legal

●	Review and update Prospectus and Statement of Additional Information annually

○	Coordinate standard layout and printing of Prospectus

○	If the Funds’ elect to have ALPS prepare the Summary Prospectus additional fees will be charged

●	Provide legal review of SEC financial filings

Exhibit (h)(1)(D)

●	Coordinate EDGARization and filing of documents

●	Prepare, compile and mail board materials

●	Attend board meetings and prepare minutes

●	Review legal contracts

●	Oversee Trust’s Code of Ethics reporting

Tax

●	Calculate dividend and capital gain distribution rates including distributions necessary to avoid excise tax*

●	Calculate tax disclosure information (ROCSOP) for the audited financial statements

●	Prepare and file federal and state income and excise tax returns (and appropriate extensions)*

●	Monitor on a quarterly basis each Fund’s status as a regulated investment company under Subchapter M of the Internal Revenue Code of 1986, as amended

●	Calculate and monitor applicable book-to-tax differences and assist in identifying securities that give rise to book-to-tax differences**

●	Calculate year-end tax characterization for distributions paid during the calendar year

*	Fund’s independent auditors provide review and sign-off on excise distributions and income and excise tax returns. ALPS shall not analyze or investigate information or returns for foreign tax filings. State income or franchise tax return preparation is limited to the initial state of nexus and does not include additional state filing requirements that may be triggered by underlying investments of a Fund.

**	Security classifications to be identified include but are not limited to passive foreign investment company, real estate investment trust, master limited partnership, contingent debt obligations, trust preferred, grantor trust, and stapled security. The ultimate determination of the classification of securities will be the responsibility of Fund management.

All out-of-pocket expenses are passed through to the client at cost, including but not limited to: third party security pricing fees, Bloomberg fees, GainsKeeper fees, Blue Sky permit processing fees and state registration fees, SAS70 control review reports, travel expenses to Board meetings and on-site supervisory reviews, board book/materials printing and mailing, FINRA advertising/filing fees (including additional ALPS fees for expedited reviews), registered representative licensing, sales reporting, customized programming/enhancements and other out-of-pocket expenses incurred by ALPS in connection with the performance of its duties under this Agreement.

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